Exhibit 5.2

September 29, 2011

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634

Pilgrim’s Pride Corporation of West Virginia, Inc.

1770 Promontory Circle

Greeley, Colorado 80634

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as West Virginia counsel to Pilgrim’s Pride Corporation of West Virginia, Inc. (the “Guarantor”), a West Virginia corporation and a wholly-owned subsidiary of Pilgrim’s Pride Corporation, a Delaware corporation (the “Company,” and together with the Guarantor, the “Issuers”), in connection with the filing of the Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of $500,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2018 (the “Exchange Notes”) and the related guarantees of the Exchange Notes by the Guarantor (the “Exchange Guarantees”), to be issued under the indenture dated as of December 14, 2010, between the Company and The Bank of New York Mellon, as trustee (the “Indenture”). The Exchange Notes and the Exchange Guarantees are to be offered by the Company in exchange for a like principal amount of the Company’s issued and outstanding 7.875% Senior Notes due 2018 and related guarantees of the Outstanding Notes by the Guarantors (the “Outstanding Guarantees”).

As counsel to the Guarantor, we have examined an executed copy (except that with respect to the Exchange Guarantees we have reviewed a form thereof contained in the Indenture) of each of the following documents: (a) the Outstanding Guarantees, the form of Exchange Guarantees and the Indenture (collectively, the “Transactional Documents”) and (b) each of the following organizational documents of Guarantor: Amended and Restated Articles of

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Incorporation dated September 26, 2011 and Bylaws of the Guarantor; Certificate of Secretary of Pilgrim’s Pride Corporation of West Virginia, Inc. dated September 29, 2011, and exhibits thereto (the “Secretary’s Certificate”); and the Certificate of Existence issued by the Secretary of State of the State of West Virginia dated September 16, 2011 (the “Certificate of Existence,” along with the Secretary’s Certificate and the other documents referenced in (b) above, are collectively referred to herein as the “Organizational Documents”). For purposes of the opinion contained herein we have assumed that each of the Organizational Documents is accurate and currently in effect, with no amendments or revisions, after the date of this letter. We also have examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have relied upon certificates of governmental officials and certificates and communications with appropriate representatives of the Guarantor (including the Certificate of Existence and the Secretary’s Certificate) and upon the representations made in or pursuant to the Transactional Documents by the parties thereto.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this letter, that (except to the extent set forth in our opinions expressed below as to the Guarantor):

(i)	(a) such documents have been duly authorized, executed and delivered by all of the parties to such documents, and (b) such documents constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized; and

(iii)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate and other) to execute and deliver, and to perform their obligations under, such documents.

Based upon and subject to the foregoing and subject also to the comments, assumptions, exceptions and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.    The Guarantor is a corporation validly existing and in good standing as a corporation under the laws of the State of West Virginia and is duly licensed or qualified and in good standing in the State of West Virginia.

2.    The Guarantor has the corporate power and authority to execute and deliver the Transactional Documents, and to observe and perform all the matters and things therein provided for. The execution and delivery of the Transactional Documents by the Guarantor does not, nor will the observance or performance by the Guarantor of any of the matters or things therein provided for, violate any provision of the

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Organizational Documents or any order, authorization, consent, license, law, rule or regulation of any West Virginia state court or any West Virginia governmental department, agency or regulatory body.

3.     The execution, delivery and performance of the Transactional Documents by the Guarantor has been duly authorized by all necessary corporate action of the Guarantor and the Transactional Documents (other than the Exchange Guarantees) have been duly executed and delivered by the Guarantor.

The foregoing opinions are subject to the following comments, assumptions, exceptions and qualifications:

(A)     In rendering the opinion set forth in paragraph 1 above as to existence and good standing, this firm has relied solely on the Certificate of Existence.

(B)    We are admitted to practice in the State of West Virginia. This opinion letter is limited in all respects to the federal laws of the United States of America and the West Virginia Laws of the State of West Virginia, and we assume no responsibility as to the applicability or the effect of any other laws.

(C)    No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of West Virginia. We express no opinion with respect to the effect, compliance or application of the securities laws of the United States or the State of West Virginia or any other state.

(D)    Our opinion is subject to (i) laws relating to usury, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors and (ii) principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

(E)    This firm expresses no opinion with respect to the enforceability of provisions in the Transactional Documents.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The law firm of Baker & McKenzie LLP may rely upon the opinions rendered herein in providing its opinion to the Issuers dated the date hereof in connection with the transactions contemplated by the Registration Statement. We hereby consent to the filing of our opinion as herein set forth as an exhibit incorporated by reference to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus and any prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Respectfully submitted,

/s/ Wharton, Aldhizer & Weaver, PLC

Wharton, Aldhizer & Weaver, PLC

By Thomas E. Ullrich, for the firm